EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-187020 on Form S-8 of our report dated March 27, 2013, relating to the consolidated financial statements of GasLog Ltd. and its subsidiaries, appearing in this Annual Report on Form 20-F of GasLog Ltd. for the year ended December 31, 2012.

/s/Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece

March 27, 2013